UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 23, 2011

KOHL’S CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	001-11084	39-1630919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N56 W17000 Ridgewood Drive Menomonee Falls, Wisconsin	53051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (262) 703-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

On June 23, 2011, Kohl’s Corporation (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with various lenders party thereto, Bank of America, N.A., as the Administrative Agent and as an Issuing Bank and a Swing Line Lender, U.S. Bank National Association, as an Issuing Bank, a Swing Line Lender and a Syndication Agent, Wells Fargo Bank, National Association, as an Issuing Bank, a Swing Line Lender and a Syndication Agent, and Morgan Stanley Bank, N.A., as the Documentation Agent.

The Credit Agreement provides for a $1.0 billion senior unsecured five-year revolving credit facility and includes, among other things, a maximum leverage ratio financial covenant and restrictions on liens and subsidiary indebtedness.  The Company may request an increase in revolving credit commitments under the facility of up to $300.0 million in certain circumstances.  Events of default under the Credit Agreement include a change of control of the Company and the Company’s default of other debt exceeding $75.0 million.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached as an exhibit to this filing.

Item 1.02.

Termination of a Material Definitive Agreement.

In connection with entering into the Credit Agreement referenced above, on June 23, 2011, the Company terminated its previously existing Credit Agreement dated as of October 12, 2006 among the Company, the lenders party thereto, Bank of America, N.A., as an Issuing Bank and the Syndication Agent, JPMorgan Chase Bank, N.A., U.S. Bank, National Association and Wachovia Bank, National Association, as the Co-Documentation Agents, and The Bank of New York, as an Issuing Bank, the Swing Line Lender and the Administrative Agent.

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.	Description

4.1

Credit Agreement dated as of June 23, 2011 by and among the Company, the Lenders party thereto, Bank of America, N.A., as the Administrative Agent and as an Issuing Bank and a Swing Line Lender, U.S. Bank National Association, as an Issuing Bank, a Swing Line Lender and a Syndication Agent, Wells Fargo Bank, National Association, as an Issuing Bank, a Swing Line Lender and a Syndication Agent, and Morgan Stanley Bank, N.A., as the Documentation Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 27, 2011

KOHL’S CORPORATION

By:

/s/ Richard D. Schepp

Richard D. Schepp

Senior Executive Vice President,

General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1

Credit Agreement dated as of June 23, 2011 by and among the Company, the Lenders party thereto, Bank of America, N.A., as the Administrative Agent and as an Issuing Bank and a Swing Line Lender, U.S. Bank National Association, as an Issuing Bank, a Swing Line Lender and a Syndication Agent, Wells Fargo Bank, National Association, as an Issuing Bank, a Swing Line Lender and a Syndication Agent, and Morgan Stanley Bank, N.A., as the Documentation Agent